                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

NAME                                               JURISDICTION OF INCORPORATION
Data Switch GmbH Elektronische Systeme                      Germany
Data Switch Subsidiary Stock Corporation                    Delaware
Data Switch U.K. Limited                                    U.K.
General Signal Networks (Germany) GmbH                      Germany
Inrange Development Corporation                             Delaware
Inrange Technologies Canada Inc.                            Canada
Inrange Technologies GmbH                                   Germany
Inrange Technologies Holding S.A.S.                         France
Inrange Technologies Italia, S.r.l.                         Italy
Inrange Technologies Ltd.                                   U.K.
Inrange Technologies S.A. (Belgium)                         Belgium
Inrange Technologies S.A. (Switzerland)                     Switzerland
Inrange Technologies S.A.S.                                 France